Exhibit 10.1

FIRST AMENDMENT
TO THE NCI BUILDING SYSTEMS, INC.
2003 LONG-TERM STOCK INCENTIVE PLAN
(As Amended and Restated Effective October 16, 2012)
WHEREAS, NCI Building Systems, Inc. (the “Company”), a Delaware corporation, maintains the NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan, as amended from time to time (the “Plan”, with capitalized terms used herein but not defined herein having the meanings set forth in the Plan);
WHEREAS, pursuant to the Plan, the Committee may amend or modify the Plan at any time; and
WHEREAS, the Committee desires to amend the definition of the term “Change in Control,” as that term is used in the Plan, with respect to Awards granted following May 31, 2016.
    NOW THEREFORE:

1.	Effective Date. The amendment contemplated hereby shall be effective as of May 31, 2016.

2.	Section 19(e) of the Plan is hereby amended as follows (with insertions in bold):

“Change in Control" of the Company means
(A) with respect to Awards granted prior to May 31, 2016:
the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities (provided, that, with respect to each Award granted after December 1, 2009, the acquisition of additional voting securities by a person that, prior to such acquisition, is the beneficial owner of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities (a "Controlling Person") shall not constitute a Change in Control hereunder); (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (iii) the Company is merged or consolidated with another corporation or transfers substantially all of its assets to another corporation and as a result of the merger, consolidation or transfer less than 50 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company; or (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding voting securities (other than such a tender offer made and consummated by a Controlling Person); and
(B) with respect to Awards granted on or after May 31, 2016:
the first occurrence of any of the following events following the date of grant of such Awards: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities, excluding (x) any such acquisition by any person that owns such percentage of the Company’s then outstanding securities as of the date of grant of such Award (a “Controlling Person”) and (y) any acquisition of the Company’s then outstanding securities following the date of grant of such Award by a person which is inadvertent and/or otherwise not entered into for the purpose of, and does not have the effect of, changing or influencing the control of, the Company (including, but not limited to, the sale of securities by a Controlling Person in the public market) (clause (x) or (y), a “Non-Control Transaction”), (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a “Transaction”), the persons who were directors of the Company immediately before the

Transaction (each, an “Incumbent Director”) shall cease to constitute a majority of the Board or the board of directors of any successor to the Company (or, if applicable, the parent thereof resulting from the Transaction); provided that any director elected or nominated for election to the Board (or such board) by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (ii), except that that any member of the Board whose initial assumption of office occurs as a result of (including by reason of the settlement of) an actual or threatened proxy contest, election contest or other contested election of directors shall in no event be considered an Incumbent Director, (iii) the Company is merged or consolidated with another person, or transfers substantially all of its assets to another person, and immediately following the merger, consolidation or transfer either (x)(I) less than 50 percent of the outstanding voting securities of the acquiring, surviving or resulting person (as applicable) shall then be owned in the aggregate by the former stockholders of the Company or (II) 50 percent or more of the outstanding voting securities of the acquiring, surviving or resulting person (as applicable) shall then be owned in the aggregate by the former stockholders of the Company but other than in substantially the same relative proportions as immediately prior to such transaction, and in each case excluding a Non-Control Transaction or (y) the individuals who were members of the Incumbent Board immediately prior to the agreement providing for such transaction constitute less than a majority of the members of the board of directors of the acquiring, surviving or resulting person (as applicable), or, if applicable the ultimate parent entity of such person, and in each case excluding a Non-Control Transaction, or (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding voting securities (excluding a Non-Control Transaction). In addition, and for the avoidance of doubt, with respect to Awards granted on or after May 31, 2016, in no event shall a Change in Control be deemed to have occurred solely as a result of investment funds affiliated with Clayton, Dubilier & Rice, LLC selling in the public market equity securities held by them as of May 31, 2016.

3.	Except as expressly modified hereby, the terms and provisions of the Plan shall remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the Company has executed this amendment to the Plan as of the 31st day of May, 2016.

NCI Building Systems, Inc.

By:___________________________

Name: Todd R. Moore
Title: Executive Vice President,
General Counsel and Corporate Secretary

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